AXIM® Biotechnologies, Inc. Appoints Mauricio Javier Gatto-Bellora to Company’s Board of Directors

NEW YORK, April 4, 2019 -- AXIM® Biotechnologies, Inc. (“AXIM”) (“the Company”) (“AXIM® Biotech”) (OTC:AXIM), a world leader in cannabinoid research and development, today announced the appointment of Mauricio Javier Gatto-Bellora to the Company’s Board of Directors.

Gatto-Bellora has more than three decades of experience in the pharmaceutical, biochemistry and cosmetics industries throughout the world with a specialty in strategizing and implementing plans for international success. His business background encompasses several prominent companies, including Mary Kay, Inc., MonaVie, Natura and Allergan, spanning multiple countries including Mexico, Brazil and Argentina. While working with Natura, he served as the CEO-International, CEO-Brazil & Latin America, President-Latin America and General Manager-Argentina and was responsible for more than $5 billion in sales. Gatto-Bellora was also the President, CEO and Chairman of the Board of MonaVie, selling the company’s nutritional products in 46 countries.

“Mauricio Javier Gatto-Bellora has an extensive track record of leading companies through international expansion and will be valuable to AXIM as the company continues to expand and move forward with our clinical development program,” said John W. Huemoeller II, CEO of AXIM® Biotech. “AXIM is moving forward in its pipeline of pharmaceutical and nutraceutical products with some products slated to hit the market as soon as next quarter. We look forward to what we can accomplish internationally with Gatto-Bellora’s expertise.”

Currently, Gatto-Bellora is the founder and President of Hair Ventures, LLC and founder and CEO of Daumdeuman, LLC. Gatto-Bellora holds a doctorate degree in Pharmaceutical Sciences & Biochemistry from the University of Buenos Aires, and a postgraduate degree in International Business from INSEAD.

“It humbles me to join a company such as AXIM® Biotech that continues to prove itself as a cannabis pharmaceutical industry leader and prioritizes the quality of its products to bring consumers top-tier treatments,” said Mauricio Javier Gatto-Bellora, Member of the Board of Directors. “As AXIM continues its international expansion, my previous business background will drive me to assist the company in achieving its goals.”

Gatto-Bellora will serve as a member of the Company’s Audit, Compensation and Nominating and Governance Committees in place of Blake N. Schroeder who resigned his position.

To learn more about AXIM® Biotechnologies, Inc., visit http://aximbiotech.com/.

###

About AXIM® Biotechnologies

AXIM® Biotechnologies, Inc. (AXIM) is a world leader in the research and development of cannabinoid-based pharmaceutical and nutraceutical products. Along with building a robust intellectual property portfolio, AXIM is focused on clinical development programs that bring more efficacy and/or lower side effects than existing alternatives and require small to medium budgets and timelines to bring to market which presents a high added-value to the pharmaceutical field.

AXIM's flagship products include MedChew® with dronabinol, which is planned to undergo a bioequivalence study to fast track through FDA as an alternative to approved Marinol; MedChew® RL, which is planned to undergo clinical trials for treatment of restless leg syndrome; and MedChew® Rx, a combination cannabidiol (CBD)/tetrahydrocannabinol (THC) functional, controlled-release chewing gum that is planned to undergo clinical trials for the treatment of pain and spasticity associated with Multiple Sclerosis (MS). For more information, please visit www.AXIMBiotech.com.

FORWARD-LOOKING DISCLAIMER

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of AXIM Biotechnologies, Inc. to be materially different from the statements made herein.

LEGAL DISCLOSURE

AXIM® Biotechnologies does not sell or distribute any products that are in violation of the United States Controlled Substances Act (US.CSA).

Public Relations Contact:

Andrew Hard

Chief Executive Officer

CMW Media

P. 858-264-6600

andrew.hard@cmwmedia.com

www.cmwmedia.com

Corporate Contact Info:

North American Address:

45 Rockefeller Plaza, 20th Fl.

New York, NY 10111, USA

P. 844 294 6246

European Address:

Industrieweg 40, Unit B4

3401 MA IJsselstein

Netherlands